EXHIBIT 10.3

                         Class A-3 Rate Swap Transaction

CIT Equipment Collateral 2003-EF1, (the
"Trust") governed by the Amended and
Restated Trust Agreement, dated as of
August 1, 2003, between NCT Funding
Company, L.L.C. and M&T Trust Company
of Delaware, as owner trustee (in that
capacity, and any successor in that capacity, the "Owner Trustee")

Ladies and Gentlemen:

                  The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

                  The definitions and provisions contained in the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions (June 2000 version) (each, as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation (referred to herein as the "2000 ISDA Definitions" or the "ISDA Definitions"). For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (i) it is duly authorized to enter into the Transaction and to perform its obligations hereunder and (ii) the person executing and delivering this Confirmation on behalf of the party is duly authorized to execute and deliver it. Fixed Amounts and Floating Amounts for each applicable Payment Date hereunder will be calculated in accordance with the ISDA Definitions, and if any Fixed Amount and Floating Amount are due for the same Payment Date hereunder, then those amounts shall not be payable and instead the Fixed Rate Payer shall pay the positive difference, if any, between the Fixed Amount and the Floating Amount, and the Floating Rate Payer shall pay the positive difference, if any, between the Floating Amount and the Fixed Amount.

                  1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of September 17, 2003, as amended and supplemented from time to time (the "Agreement"), between the Trust and Wachovia Bank, National Association ("Wachovia"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

                  2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Reference No.                               276553

Currency for Payments:                      U.S. Dollars

Notional Amount:                            For each Calculation Period, the aggregate outstanding principal balance (the "Aggregate Principal Notes Balance") of the CIT
                                            Equipment Collateral 2003-EF1 Class A-3 Notes (the "Trust
                                            Securities") used as the basis for calculating regularly scheduled
                                            Class A-3 Monthly Interest Distributable Amounts thereunder for the interest period thereunder scheduled to begin and end on the first and last days, respectively, of that Calculation Period, as such amount is identified (subject to part 5b and 5d hereof) to Wachovia by the entity acting at the relevant time as the servicer under the
                                            Pooling and Servicing Agreement (the "Servicer"), at least two
                                            Business Days prior to each Payment Date.  The Notional Amount for the initial Calculation Period is U.S.$287,253,376.00.

Trade Date:                                 September 17, 2003.

Effective Date:                             September 25, 2003.

Termination Date:                           The earlier of the date on which the Notional Amount is reduced to zero, and the Class A-3 Maturity Date, subject to the Following
                                            Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:                           The Trust.

Fixed Rate:                                 2.21750% per annum.

Day Count Fraction:                         30/360

Period End Dates:                           The 20th day of each month in each year prior to and including the
                                            Termination Date, commencing on October 20, 2003.  No adjustment.

Fixed Rate Payer
Payment Dates:                              The 20th day of each month, commencing on October 20, 2003, through and including the Termination Date, subject to the Following Business
                                            Day Convention.

Floating Amounts:                           For each Floating Rate Payer Payment Date, an amount equal to the
                                            Class A-3 Monthly Interest Distributable Amount scheduled under the
                                            Trust Securities to be due thereunder (as determined by the Servicer under the Pooling and Servicing Agreement) for the interest period thereunder scheduled to correspond to the applicable Calculation
                                            Period, as such amount is identified (subject to

                                            part 5b and 5d hereof) to Wachovia by the Servicer, at least two Business Days prior to each Payment Date.

Floating Rate Payer:                        Wachovia.

Floating Rate Day
Count Fraction:                             Actual/360

Floating Rate Payer
Payment Dates:                              The 20th day of each month in
                                            each year prior to and including the
                                            Termination Date, commencing on
                                            October 20, 2003, subject to the
                                            Following Business Day Convention.

Business Days:                              New York.

Business Day Convention:                    Following.

Calculation Agent:                          Wachovia, except as otherwise provided in the Agreement.

                  3. Account Details

                     Account for Payments to the Trust:

                               CIT 2003-EF1 Collection Account

                               Wire Instructions:

                               The Bank of New York
                               New York, NY
                               ABA #021-000-018
                               GLA#111-565
                               For further credit TAS#269410
                               Attn: John Bobko (212) 815-4389

                     Account for Payments to Wachovia:

                               CIB Group
                               ABA #053000219
                               Account #04659360006116
                               Reference #: Derivatives Desk (Trade No. 276553)

                  4. Offices

                  The Office of Wachovia for the Transaction is Charlotte, North Carolina. The Office of the Trust for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement. The address for notices under this Confirmation for Wachovia, including delivery of the Servicer Report, is as the address set forth in the Schedule to the Agreement.

                  5. Other Terms

                           a. Each party has entered in the Transaction solely
in reliance on it own judgment. Neither party has any fiduciary obligation to the other party relating to the Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into the Transaction, any subsequent actions relating to the Transaction or any other matters relating to the Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any such person to the other party relating to the Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

                           b. The Pooling and Servicing Agreement sets forth the
agreement of CIT Financial USA, Inc., as servicer, with respect to its duties to communicate to the Trust and Wachovia information relating to the interest scheduled to be paid by the Trust from time to time under the Trust Securities. Neither party to the Transaction will have any responsibility to the other in connection with any failure by the servicer to perform any of those duties or any delay by it in doing so. Nothing in this provision shall affect the rights of the parties hereto against the servicer for the failure by it to perform its obligations under the Pooling and Servicing Agreement as set forth herein and nothing herein shall affect the obligations of the Trust under Part 5(o) of the Schedule.

                           c. Capitalized terms used herein but not defined
herein or in the Agreement have the meaning given to them in the Transaction Documents.

                           d. The parties to this Transaction shall be entitled
to assume that all information with respect to the Class A-3 Swap Agreement received from the Servicer under the Pooling and Servicing Agreement is accurate and that it is reasonable to rely on that information. Neither party shall be liable for (i) any failure by the Servicer to deliver any information necessary to make calculations required pursuant to the Agreement or (ii) any errors that arise as a result of either party's reliance on information delivered by the Servicer in the absence of actual knowledge that such information is materially incorrect. The payment of an improper amount, if calculated based on any incorrect information, shall not be an Event of Default under this Agreement.

                  THE AGREEMENT AND THIS CONFIRMATION REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

                            Yours sincerely,

                            WACHOVIA BANK, NATIONAL
                            ASSOCIATION


                            By: /s/ Kim V. Farr
                                -----------------
                                Name: Kim V. Farr
                                Title:  Vice President


                            By:  /s/ Matthew Magidson
                                 --------------------
                                 Name: Matthew Magidson
                                 Title:  Vice President


                            Confirmed as of the date
                            first above written:

                            CIT EQUIPMENT COLLATERAL 2003-EF1

                            By:  M&T TRUST COMPANY OF
                                 DELAWARE, not in its individual capacity,
                                 but solely as Owner Trustee on behalf of the
                                 Trust


                            By:  /s/ Robert D. Brown
                                 -------------------
                                 Name: Robert D. Brown
                                 Title:  Vice President